UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 16, 2004

                                  DYNTEK, INC.
             (Exact name of Registrant as Specified in Its Charter)

          Delaware                     1-11568                   95-4228470
(State or other jurisdiction         (Commission                (IRS Employer
     of incorporation)              File Number)             Identification No)

          18881 Von Karman Avenue, Suite 250, Irvine, California 92612
                    (Address of principal executive offices)

                          (949) 955-0078 (Registrant's
                     telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or
Standard; Transfer of Listing.

      The Board of Directors of DynTek, Inc. (the "Company"), by resolution adopted as of December 15, 2004, authorized and directed the withdrawal of the Company's securities from inclusion for trading on the Nasdaq SmallCap Market. The Company notified Nasdaq of this decision on December 15, 2004. This action will result in the Company's Common Stock (Nasdaq symbol DYTK), Series A Preferred Stock (Nasdaq symbol DYTKP) and Class A Warrants (Nasdaq symbol DYTKW) being withdrawn from Nasdaq trading effective before the opening of trading on December 20, 2004. The Board of Directors has determined that it is in the best interests of the Company to withdraw from listing on the Nasdaq SmallCap Market and the Company's current principal market maker has acted to continue to make a market in the Company's securities on the OTC Bulletin Board, which trading is anticipated to commence December 20, 2004.

      The Company's press release announcing the withdrawal from Nasdaq trading is incorporated herein by reference and is filed as an exhibit to this Report.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Press Release, dated December 16, 2004, issued by DynTek, Inc.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     DYNTEK, INC.

Date: December 16, 2004                          By: /s/ Robert Webber
                                                     ---------------------------
                                                         Robert Webber
                                                         Chief Financial Officer


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                                  EXHIBIT INDEX

Exhibit
No.                                   Description
-------     --------------------------------------------------------------------

99.1        Press Release dated December 16, 2004, issued by DynTek, Inc.